Registration Statement No. 333-0791
      Post-Effective Amendment No. 1 to Registration Statement No. 33-44661
===========================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                             -------------------

                            FORM S-3
                    PRE-EFFECTIVE AMENDMENT NO. 1 TO
                  REGISTRATION STATEMENT NO. 333-0791
                                   AND
                   POST-EFFECTIVE AMENDMENT NO. 1 TO
                  REGISTRATION STATEMENT NO. 33-44661
                   UNDER THE SECURITIES ACT OF 1933
                              -------------

                          POLAROID CORPORATION
           (Exact name of Registrant as specified in its charter)


        DELAWARE                                 04-1734655
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                  Identification No.)

                          549 Technology Square
                            Cambridge, MA 02139
                              (617) 386-2000
           (Address, including zip code, and telephone number,
      including area code, of Registrant's principal executive offices)

                          Thomas M. Lemberg, Esq.
           Senior Vice President, General Counsel and Secretary
                           Polaroid Corporation
                           549 Technology Square
                            Cambridge, MA 02139
                              (617) 386-3228
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                              --------------------

      Approximate date of commencement of proposed sale to the public:
From time to time after the Registration Statement becomes effective as determined by market conditions and other factors.
                             --------------------

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the
following box. [   ]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ x ]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. [   ]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [   ]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ x ]


                             --------------------
                       CALCULATION OF REGISTRATION FEE
=============================================================================
Title of      | Amount     | Proposed    | Proposed          | Amount of
Each Class of | to be      | Maximum     | Maximum           | Registration
Securities    | Registered | Offering Per| Aggregate Offering| Fee (C) (D)
to be         | (A)        | Security (B)| Price (A) (B)     |
Registered    |            |             |                   |
-----------------------------------------------------------------------------
Debt          |            |             |                   |
Securities    |$400,000,000|    100%     |   $400,000,000    |   $129,327
=============================================================================


(A) The initial public offering price of any Debt Securities denominated in any foreign currencies or currency units shall be the U.S. dollar equivalent thereof based on the prevailing exchange rates at the respective times such Debt Securities are first offered. For Debt Securities issued with an original issue discount, the amount to be registered is calculated as the initial accreted value of such Debt Securities.
(B)  Estimated solely for the purpose of calculating the registration fee.
(C)  Of this amount, $66,937 was paid on February 8, 1996.
(D) In accordance with Rule 429 under the Securities Act of 1933, the Prospectus included herein is a combined prospectus which also relates to the Registrant's Registration Statement on Form S-3, File
     No. 33-44661 (the "Prior Registration Statement"). This Registration Statement, which is the first pre-effective amendment to a new registration statement, also constitutes the first post-effective amendment to the Prior Registration Statement. The amount of securities eligible to be sold under the Prior Registration Statement ($100,000,000 as of November 1, 1996) shall be carried forward and the amount of the filing fee associated with such securities that was previously paid with the Prior Registration Statement is $31,250. Such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with
     Section 8(a) of the Securities Act of 1933.

                             --------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
============================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY OFFER OR SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


            SUBJECT TO COMPLETION, DATED NOVEMBER 21, 1996




                             POLAROID CORPORATION

                                $500,000,000

                               DEBT SECURITIES

  Polaroid Corporation (the "Company") may offer from time to time its unsecured debt securities consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities") at an aggregate initial offering price of not more than $500,000,000 or, if applicable, the equivalent thereof in one or more foreign currencies or currency units. The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and set forth in a Prospectus Supplement or Prospectus Supplements.

  The terms of each series of Debt Securities, including, where applicable, the specific designation, aggregate principal amount, authorized denominations, maturity, rate or rates (or method of calculation) and time or times of payment of any interest, any terms for optional or mandatory redemption or early payment or payment of additional amounts or any sinking fund provisions, the currency or currencies or currency unit or currency units in which principal, premium, if any, or interest, if any, is payable, any initial public offering price, the proceeds to the Company and any other specific terms in connection with the offering and sale of such series and any listing on a securities exchange will be set forth in a Prospectus Supplement or Prospectus Supplements. Debt Securities may be issued with amounts payable in respect of principal of or any premium or interest on the Debt Securities determined by reference to the value, rate or price of one or more specified indices.

                             --------------------


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             --------------------


  The Debt Securities may be sold directly by the Company, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution". If any agents of the Company or any underwriters are involved in the sale of any Debt Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in a Prospectus Supplement.

  This Prospectus may not be used to consummate sales of securities unless accompanied by a Prospectus Supplement.

          The date of this Prospectus is ________________, 1996

                   AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago,
Illinois 60661. Copies of such material can also be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock of the Company is listed on the New York Stock Exchange and such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. The Registration Statement has been, and amendments thereto will be, filed with the Commission through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. Registration statements, reports, proxy statements and other information filed through the EDGAR system with respect to the Company are publicly available through the Commission's Web site (http://www.sec.gov).

  The Company has filed with the Commission a Registration Statement on Form S-3 (which also constitutes a post-effective amendment to an earlier Registration Statement on Form S-3 relating to a portion of the Debt Securities offered hereby) (herein together with all amendments and exhibits thereto, called the "Registration Statement") under the Securities Act with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth or incorporated by reference in the Registration Statement and the exhibits and schedules relating thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered by this Prospectus, reference is made to the Registration Statement and the exhibits filed or incorporated as a part thereof, which are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission or may be examined without charge at the offices of the Commission. Statements contained in this Prospectus as to the contents of any documents referred to are not necessarily complete, and, in each such instance, are qualified in all respects by reference to the applicable documents filed with the Commission.


      INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the Commission are hereby incorporated by reference into this Prospectus:

    (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1995, dated March 19, 1996;

    (b) the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996, dated May 13, 1996;

    (c) the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, dated August 8, 1996;

    (d) The Company's Quarterly Report on Form 10-Q for the quarterly period ended September 29, 1996, dated November 12, 1996;

    (e) the Company's Current Report on Form 8-K, dated January 16, 1996;

    (f) the Company's Current Report on Form 8-K, dated February 8, 1996;
         and

    (g) the Company's Current Report on Form 8-K, dated July 19, 1996.

  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing thereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, at the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus (other than certain exhibits). Requests for such copies should be directed to: Polaroid Corporation, 549 Technology Square, Cambridge, MA 02139,
Attention: Thomas M. Lemberg, Esq., telephone (617) 386-2000.


                        THE COMPANY

  The Company designs, manufactures and markets worldwide a variety of products primarily in instant image recording fields. These include instant photographic cameras and films, electronic imaging recording devices, conventional films and light polarizing filters and lenses. The principal products of the Company are used in amateur and professional photography, industry, science, medicine and education.

  The Company's principal executive offices are located at 549 Technology Square, Cambridge, MA 02139. The Company's telephone number is (617) 386-2000. References herein to the Company shall mean Polaroid Corporation and its subsidiaries, unless the context requires otherwise.



           FACTORS THAT MAY AFFECT FUTURE RESULTS

  From time to time, information and statements provided by the Company may contain "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995 (the "Act"). The Company desires to take advantage of the "safe harbor" provisions of the Act. The Company therefore cautions investors that actual results may differ materially from those projected or suggested in any forward-looking statement as the result of a wide variety of factors, which include but are not limited to the factors and conditions set forth below. Many of the important factors below have been discussed in the documents filed by the Company with the Commission that are incorporated by reference into this Prospectus. See "Incorporation of Certain Documents by Reference".

  The Company sells and markets its products worldwide. The worldwide market for imaging products, particularly products in electronic and medical imaging, is highly competitive in price, quality, service and product performance. The Company has competitors worldwide, ranging from large corporations to smaller and more specialized companies. The most significant competitors, Eastman Kodak Company and Fuji Photo Film Co., Ltd., are considerably larger than the Company and thus have more resources. The impact of these factors can cause varied results.

  The Company is affected by retail demand for its products, particularly in the United States and Europe. Additional factors including fluctuation of foreign exchange rates, economic factors, political activity, changes in laws and regulations, particularly in the environmental arena, could affect the Company's results of operations. The Company believes that developing markets, such as Russia and China, in total present particularly attractive opportunities. However, such markets tend to be considerably less stable than more established markets and there can be no assurance that developing markets will produce favorable results for the Company. For the first nine months of 1996, sales in Russia have declined and cannot be predicted with any certainty.

     The Company anticipates that price competition from conventional film and other imaging technologies will place continued pressure on instant products. Furthermore, the profits of the Company's instant photography business have generally derived from the sale of the film, not from the sale of the cameras.

   The Company is continuing to develop digital imaging products for photographic, medical and graphic arts applications, but the large development costs have produced ongoing losses. The profits of the Company's basic instant photography business have been higher than the Company's total profit from operations due to the operating losses of these digital imaging businesses. Markets for digital imaging products are increasing rapidly and over time may erode either the growth or the absolute size of the Company's instant photography business. The markets for digital imaging products are highly competitive and there is no assurance that the Company will attain the level of success in these markets that it has achieved with respect to instant photography. Included in the digital imaging losses are costs associated with the Company's new coating facility which was brought on-line in 1994 and is operating at low levels of production capacity manufacturing Helios film. The Company is consolidating its coating facilities, shifting capacity from some of its oldest to its newer, more efficient facilities.
The timing and impact of this consolidation are uncertain. The future prospects of the Company's digital imaging businesses are uncertain and they are likely to continue to affect the Company's financial results adversely for the next few years. The Company's ability to reduce its digital imaging losses is also dependent on its ability to develop new products in a timely manner and to market them effectively. The Company continues to study the different areas of its businesses, including their cost structures, and is exploring prospects for aligning itself in various business relationships to improve financial results.

            RATIOS OF EARNINGS TO FIXED CHARGES

  During the past five years, there has been some reduction in the Company's coverage ratios as set forth in the following table:

                    Year Ended December 31                  Nine Months
                   -----------------------------------        ended
                                                            September 29,
                   1991    1992   1993    1994    1995          1996
                   ----    ----   ----    ----    ----      -------------
Ratio of Earnings
  to Fixed
  Charges (a)     15.5(b)   3.0   2.3(c)   3.3    --(d)          1.1(e)

_______________

(a) The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (earnings/(loss) before income taxes and cumulative effect of changes in accounting principles plus fixed charges (excluding capitalized interest)) by fixed charges. Fixed charges consist of interest expense (including amortization of deferred financing costs), the portion of rental expense that is representative of the interest factor (deemed by the Company to be one-third) and capitalized interest.

(b) In 1991 the Company received a pre-tax litigation settlement of $924.5 million. Excluding the settlement, the ratio of earnings to fixed charges was 3.1.

(c) In 1993 the Company recorded a pre-tax special charge for restructuring and other expenses of $44.0 million. Excluding the pre-tax special charge, the ratio of earnings to fixed charges was 2.9.

(d) Earnings were insufficient to cover fixed charges by $206.2 million after giving effect to the pre-tax special charge for restructuring and other expenses of $247.0 million. Excluding the pre-tax special charge, the ratio of earnings to fixed charges was 1.6.

(e) In the first nine months of 1996, the Company recorded a pre-tax special charge for restructuring and other expenses of $110.0 million.
     Excluding the pre-tax special charge, the ratio of earnings to fixed charges was 3.5.



                              USE OF PROCEEDS

  Unless otherwise indicated in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Debt Securities for general corporate purposes, which may include capital expenditures, possible acquisitions, repurchase of the Company's stock, payment of other debt and such other purposes as may be stated in any Prospectus Supplement.

  The Company expects that it will, on a recurring basis, engage in additional financings in character and amount to be determined as the need arises.


                      DESCRIPTION OF THE DEBT SECURITIES

  The Debt Securities are to be issued under an Indenture (the "Indenture") to be entered into between the Company and State Street Bank and Trust Company, as Trustee (the "Trustee"), the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Debt Securities may be issued from time to time in one or more series. The particular terms of each series, or of Debt Securities forming a part of a series, which are offered by a Prospectus Supplement, will be described in such Prospectus Supplement. The following statements are subject to the detailed provisions of the Indenture; whenever particular provisions of the Indenture are referred to, such provisions are incorporated by reference as a part of the statement made, and the statement is qualified in its entirety by such reference. Whenever a defined term is referred to and not defined under "Description of the Debt Securities", the definition thereof is contained in the Indenture.

General

  The Indenture provides for the issuance from time to time of Debt Securities in an unlimited aggregate principal amount and an unlimited number of series.

  The Debt Securities are unsecured and will rank pari passu with all other unsecured and nonsubordinated debt of the Company.

  Reference is made to the applicable Prospectus Supplement for the following terms of the series of Debt Securities offered thereby: (i) the title of the Debt Securities of such series; (ii) any limit upon the aggregate principal amount of such Debt Securities; (iii) the person to whom the interest on a Debt Security of any series will be payable if not the person in whose name that Debt Security is registered on the regular record date; (iv) the date or dates on which such Debt Securities will mature or the method of determination of such date or dates; (v) the rate or rates, or the method of determination thereof, at which such Debt Securities will bear interest, if any, the date or dates from which such interest will accrue, the date or dates such interest will be payable and, for Registered Debt Securities (as defined below), the Regular Record Dates; (vi) the place or places where the principal of, premium, if any, and interest, if any, on, such Debt Securities will be payable; (vii) the periods, prices and terms and conditions upon which any such Debt Security may be redeemed, in whole or in part, at the option of the Company; (viii) any terms for redemption or repurchase pursuant to any sinking fund or analogous provision or at the option of a Holder; (ix) any terms for conversion of the Debt Securities into other securities of the Company or any other corporation at the option of a holder; (x) any terms for the attachment to such Debt Securities of warrants, options or other rights to purchase or sell stock or other securities of the Company; (xi) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities that will be payable upon acceleration of maturity (Debt Securities subject to such provisions being referred to as "Original Issue Discount Securities"); (xii) any deletions or modifications of, or additions to, the Events of Default or covenants of the Company under the Indenture with respect to such Debt Securities (including whether the covenants described below under "Certain Covenants of the Company" will not apply to such Debt Securities); (xiii) if other than U.S. dollars, the currency, currencies or currency unit or units in which such Debt Securities will be denominated and in which the principal of, premium, if any, and interest, if any, on, such Debt Securities will be payable;
(xiv) whether, and the terms and conditions on which, the Company or a Holder may elect that, or the other circumstances under which, payment of principal of, premium, if any, or interest, if any, on, such Debt Securities is to be made in a currency or currencies or currency unit or units other than that in which such Debt Securities are denominated; (xv) any manner of determining the amount of principal of, premium, if any, or interest, if any, on, any such Debt Securities to be determined with reference to an index based on a currency or currency unit or units other than that in which such Debt Securities are stated to be payable or an index based on any other method;
(xvi) whether such Debt Securities will be issued in fully registered form without coupons ("Registered Debt Securities") or in bearer form with or without coupons ("Bearer Debt Securities"), or any combination thereof, whether such Debt Securities will be issued in the form of one or more global securities (each a "Global Debt Security") and whether such Debt Securities are to be issuable in temporary global form or definitive global form;
(xvii) if such Debt Securities are to be issued upon the exercise of warrants, the time, manner and place for such Debt Securities to be authenticated and delivered; (xviii) whether and under what circumstances the Company will pay additional amounts to any holder of such Debt Securities who is not a United States person (as defined below under "Temporary Global Securities") in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms the Company will have the option to redeem such Debt Securities rather than pay any additional amounts; and (xix) any other terms of any of such Debt Securities not inconsistent with the Indenture. (Sections 202 and 301)

  Unless otherwise specified in the applicable Prospectus Supplement, (x) the Debt Securities will be Registered Debt Securities and (y) Debt Securities denominated in U.S. dollars will be issued, in the case of Registered Debt Securities, in denominations of $1,000 or an integral multiple thereof and, in the case of Bearer Debt Securities, in denominations of $5,000. Debt Securities may bear legends required by United States Federal tax law and regulations. (Section 401)

  If any of the Debt Securities are sold for any foreign currency or currency unit or if the principal of, or premium, if any, or interest, if any, on, any of the Debt Securities is payable in any foreign currency or currency unit, the restrictions, elections, tax consequences, specific terms and other information with respect to such Debt Securities and such foreign currency or currency unit will be set forth in the Prospectus Supplement relating thereto.

Certain Covenants of the Company

  Certain Definitions Applicable to Covenants

  The term "Subsidiary" of the Company will be defined in the Indenture as a corporation at least a majority of whose outstanding Voting Stock shall at the time be owned, directly or indirectly, by the Company and/or one or more Subsidiaries of the Company.

  The term "Restricted Subsidiary" will be defined as a Subsidiary of the Company substantially all the property of which is located, or substantially all of the business of which is carried on, within the United States of America and which owns a Principal Property, excluding, however, a Subsidiary of the Company which is primarily engaged in (a) the development and sale or financing of real property or (b) financing, or assisting in financing, the acquisition or disposition of products of the Company or a Subsidiary by dealers, distributors or customers.

  The term "Principal Property" will be defined as any real estate or any manufacturing or processing plant or warehouse owned or leased by the Company or by any Restricted Subsidiary which is located within the United States of America and the gross book value of which (without deduction of any depreciation reserves) on the date as which the determination is being made exceeds 2% of Consolidated Net Tangible Assets, other than (a) properties which in the opinion of the Board of Directors are not of material importance to the Company's business as an entirety or (b) any portion of any particular property which is found by the Board of Directors not to be of material importance to the use or operation of such property.

  The term "Attributable Debt" will be defined as the total net amount of rent required to be paid during the remaining term of certain leases, discounted at the rate per annum borne by the relevant Debt Securities.

  The term "Consolidated Net Tangible Assets" will be defined as the total assets (less applicable reserves and other properly deductible items) on the balance sheet of the Company, less (a) all current liabilities and
(b) goodwill, trade names, trademarks, patents, organization expenses and other like intangibles of the Company and its consolidated Subsidiaries. (Section 101)

  Restrictions on Secured Debt

  If the Company or any Restricted Subsidiary shall incur or guarantee any indebtedness for money borrowed ("Debt") secured by a mortgage, pledge or lien ("Mortgage") on any Principal Property of the Company or of any Restricted Subsidiary, or on any shares of stock or Debt of any Restricted Subsidiary, the Company will secure or cause such Restricted Subsidiary to secure the Debt Securities equally and ratably with (or, at the Company's option, prior to) such secured Debt, unless the aggregate amount of all such secured Debt, together with all Attributable Debt of the Company and its Restricted Subsidiaries with respect to sale and leaseback transactions involving Principal Properties (with the exception of such transactions which are excluded as described in "Restrictions on Sales and Leasebacks" below), would not exceed 10% of Consolidated Net Tangible Assets. (Section 1104)

  The above restrictions will not apply to, and there will be excluded from secured Debt in any computation under such restrictions, Debt secured by
(a) Mortgages on property of, or on any shares of stock of or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary, (b) Mortgages in favor of the Company or a Restricted Subsidiary,
(c) Mortgages in favor of governmental bodies to secure progress or advance payments, (d) Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) and purchase money and construction Mortgages which are entered into prior to, at the time of or within 180 days after the later of acquisition or completion of construction, (e) Mortgages securing industrial revenue or pollution control bonds, and (f) any extension, renewal or refunding of any Mortgage referred to in the foregoing clauses (a) through
(e) inclusive; provided, that, any such extended, renewed or replaced Mortgage shall be limited to the same property, stock or Debt that secured the original Mortgage. (Section 1104)

  Restrictions on Sales and Leasebacks

  Neither the Company nor any Restricted Subsidiary may enter into any sale and leaseback transaction involving any Principal Property, unless the aggregate amount of all Attributable Debt with respect to such transactions plus all Debt secured by Mortgages on Principal Properties (with the exception of secured Debt which is excluded as described in "Restrictions on Secured Debt" above) would not exceed 10% of Consolidated Net Tangible Assets. (Section 1105)

  The restrictions on sale and leaseback transactions will not apply to, and there shall be excluded from Attributable Debt in any computation under such restrictions, any sale and leaseback transaction if (a) the lease is for a period, including renewal rights, of not in excess of three years, (b) the sale or transfer of the Principal Property is made prior to, at the time of or within 180 days after its acquisition or construction, (c) the lease secures or relates to industrial revenue or pollution control bonds, (d) the transaction is between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or (e) the Company or such Restricted Subsidiary, within 180 days after the sale or transfer is completed, applies to the retirement of Funded Debt (including the Debt Securities) of the Company ranking on a parity with or senior to all the Debt Securities, or Funded Debt of a Restricted Subsidiary, or to the purchase of other property which will constitute a Principal Property of a value at least equal to the value of the Principal Property leased back, an amount not less than the greater of
(i) the net proceeds of the sale of the Principal Property leased back or
(ii) the fair market value of the Principal Property leased back. The amount to be applied to the retirement of Funded Debt shall be reduced by the principal amount of any debentures or notes constituting Funded Debt (including the Debt Securities) of the Company or a Restricted Subsidiary surrendered to the applicable trustee for cancellation within such 180-day period or the principal amount of Funded Debt voluntarily retired within such 180-day period; provided, that, no retirement referred to in this sentence may be effected by payment at maturity or pursuant to any mandatory prepayment provision. (Section 1105)

  Event Risk

  Except for the limitations on Secured Indebtedness and Sale and Leaseback Transactions described above, the Indenture and Debt Securities do not contain any covenants or other provisions designed to afford holders of the Debt Securities protection in the event of a highly leveraged transaction involving the Company.

  Limitation on Merger, Consolidation and Certain Sales of Assets

  The Company will covenant that it will not merge into or consolidate with any other corporation, or convey or transfer its properties and assets substantially as an entirety to, any person unless (a) the successor is a U.S. corporation, (b) the successor assumes on the same terms and conditions all the obligations under the Debt Securities and the Indenture and
(c) immediately after giving effect to the transaction, there is no default under the Indenture. (Section 901) Upon any such merger, consolidation, conveyance or transfer, the successor will succeed to, and will be substituted in lieu of, the Company. (Section 902)

Exchange, Registration and Transfer

  Registered Debt Securities of any series will be exchangeable for other Registered Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. If Debt Securities of any series are issuable as both Registered Debt Securities and Bearer Debt Securities, the Bearer Debt Securities of such series (with all unmatured coupons, except as provided below, and all matured coupons in default) will be exchangeable for Registered Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. If a Bearer Debt Security with coupons appertaining thereto is surrendered in exchange for a Registered Debt Security after a Regular Record Date or Special Record Date and before the relevant date for payment of interest, such Bearer Debt Security shall be surrendered without the coupon relating to such date for payment of interest and interest will not be payable on such date in respect of the Registered Debt Security issued in exchange for such Bearer Debt Security, but will be payable only to the holder of such coupon when due in accordance with the terms thereof and of the Indenture. Bearer Debt Securities will not be issued in exchange for Registered Debt Securities (unless otherwise specified in the applicable Prospectus Supplement and permitted by applicable rules and regulations). No service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. (Section 404)

  Debt Securities may be presented for exchange as provided above, and Registered Debt Securities (other than Book-Entry Debt Securities (as defined below under "Definitive Global Securities--U.S. Book-Entry Securities")) may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any additional transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in the applicable Prospectus Supplement. (Sections 404 and 1102) The Trustee will be the initial Security Registrar under the Indenture. State Street Bank and Trust Company, N.A., an affiliate of the Trustee, with offices currently located at 61 Broadway, Concourse Level, New York, New York 10006, will initially be designated as the office or agency of the Company in the Borough of Manhattan, The City of New York where Debt Securities may be presented for registration of transfer or exchange. (Section 404) The Company may at any time designate, or rescind the designation of, the Security Registrar or any additional transfer agent or approve a change in the location through which the Security Registrar or any such transfer agent acts, except that, if Debt Securities of a series are issuable solely as Registered Debt Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as both Registered Debt Securities and Bearer Debt Securities or solely as Bearer Debt Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside of the United States. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 1102)

  In the event of any redemption in part of any series of Debt Securities, the Company will not be required to: (i) issue, register the transfer of, or exchange, Debt Securities of any series during a period beginning at the opening of business 15 Business Days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (a) if Debt Securities of the series are issuable only as Registered Debt Securities, the day of mailing of the relevant notice of redemption and
(b) if Debt Securities of the series are issuable as Bearer Debt Securities, the day of the first publication of the relevant notice of redemption or, if Debt Securities of the series are also issuable as Registered Debt Securities and there is no publication, the day of mailing of the relevant notice of redemption; (ii) register the transfer of, or exchange, any Registered Debt Security selected for redemption, in whole or in part, except the unredeemed portion of any Registered Debt Security being redeemed in part; or
(iii) exchange any Bearer Debt Security selected for redemption, except to exchange such Bearer Debt Security for a Registered Debt Security of that series and of like tenor which is simultaneously surrendered for redemption. (Section 404)

  For a discussion of restrictions on the exchange, registration and transfer of Global Debt Securities, see "Global Securities" below.

Payment and Paying Agents

  Payment of principal of, premium, if any, and interest, if any, on, Registered Debt Securities will be made in the designated currency or currency unit at the office of such Paying Agent or Paying Agents as the Company may designate from time to time. At the option of the Company, payment of any interest on Registered Debt Securities may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register. Payment of any installment of interest on any Registered Debt Security will be made to the person in whose name such Registered Debt Security is registered at the close of business on the Regular Record Date for such interest. (Sections 406 and 410.)

  Payment of principal of, premium, if any, and interest, if any, on, Bearer Debt Securities will be made in the designated currency unit at the offices of such Paying Agents outside the United States as the Company may designate (subject to any applicable laws) from time to time. On the applicable payment date therefor, payments of principal of, and premium, if any, on, Bearer Debt Securities will be made against surrender of such Debt Securities, and payment of interest on Bearer Debt Securities with coupons appertaining thereto on any Interest Payment Date will be made only against surrender of the coupon relating to such Interest Payment Date.
(Sections 410 and 1102) No payment with respect to any Bearer Debt Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to any account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of, premium, if any, and interest, if any, on, Bearer Debt Securities denominated and payable in U.S. dollars will be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1102)

  Unless otherwise indicated in the applicable Prospectus Supplement, the Trustee will be designated as the Company's Paying Agent with respect to Debt Securities, and the office of State Street Bank and Trust Company, N.A., an affiliate of the Trustee, will be the office or agency of the Company in the Borough of Manhattan, The City of New York where Debt Securities that are issuable solely as Registered Debt Securities and Debt Securities (subject to the limitations described above in the case of Bearer Debt Securities) that are issuable solely as Bearer Debt Securities or as both Registered Debt Securities and Bearer Debt Securities may be presented or surrendered for payment. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by the Company for the Debt Securities of a series will be named in the applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issuable solely as Registered Debt Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as both Registered Debt Securities and Bearer Debt Securities or solely as Bearer Debt Securities, the Company will be required to maintain (i) a Paying Agent in the Borough of Manhattan, The City of New York for payments with respect to any Registered Debt Securities of the series (and for payments with respect to Bearer Debt Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided that if the Debt Securities of such series are listed on any stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in any required city located outside the United States for the Debt Securities of such series. (Section 1102)

  All moneys deposited with the Trustee or a Paying Agent, or then held by the Company, in trust for the payment of principal of, premium, if any, and interest, if any, on, any Debt Security or coupon that remains unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company, or, if then held by the Company, discharged from such trust, and the holder of such Debt Security or coupon will thereafter look only to the Company for payment thereof.
(Section 1103)

Global Securities

  The Debt Securities of a series may be issued in whole or in part as one or more Global Debt Securities in either registered or bearer form and in either temporary or definitive form. The Global Debt Security or Securities of a series will be deposited with, or on behalf of, a depositary located in the United States (a "U.S. Depositary") or a common depositary located outside the United States (a "Common Depositary") identified in the Prospectus Supplement relating to such series for the benefit of Euro-clear and CEDEL S.A. for credit to the respective accounts of such beneficial owners of interests in such Debt Securities. All temporary or definitive Global Debt Securities in bearer form will be deposited with a Common Depositary. (Section 403)

  The specific terms of the depositary arrangement with respect to any Debt Securities of a series issued in global form will be described in the Prospectus Supplement relating to such series. None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Debt Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 411) The Company anticipates that the following provisions will apply to all depositary arrangements with a U.S. Depositary or Common Depositary.

Temporary Global Securities

  If so specified in the applicable Prospectus Supplement, all or any portion of the Debt Securities of a series that are issuable as Bearer Debt Securities initially will be represented by one or more temporary Global Debt Securities, without interest coupons, to be deposited with a Common Depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euro-clear System ("Euro-clear"), and CEDEL S.A. ("CEDEL") for credit to the respective accounts of the beneficial owners of such Debt Securities (or to such other accounts as they may direct). On and after the exchange date determined as provided in any such temporary Global Debt Security and described in the applicable Prospectus Supplement, each such temporary Global Debt Security will be exchangeable for definitive Debt Securities in bearer form, registered form, definitive global bearer form of any combination thereof, as specified in the applicable Prospectus Supplement. No Bearer Debt Security (including a Debt Security in definitive global bearer form) delivered in exchange for a portion of a temporary Global Debt Security will be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Sections 402 and 403)

  Unless otherwise specified in the applicable Prospectus Supplement, interest on any portion of a temporary Global Debt Security payable in respect of an Interest Payment Date occurring prior to the issuance of definitive Debt Securities will be paid to each of Euro-clear and CEDEL with respect to the portion of the temporary Global Debt Security held for its account upon delivery to the Trustee of a certificate signed by Euro-clear or CEDEL, as the case may be, in the form required by the Indenture dated no earlier than such Interest Payment Date, which certificate must be based on statements provided to it by its account holders who are beneficial owners of interests in such temporary Global Debt Security in the form set forth in the Indenture that such portion is not beneficially owned by a United States person, and has not been acquired by or on behalf of a United States person or for offer to resell or for resale to a United States person or any person inside the United States or, if a beneficial interest in such portion has been acquired by a United States person, (i) that such person is a financial institution, as defined in applicable regulations promulgated under the Internal Revenue Code of 1986, as amended (the "Code"), purchasing for its own account or has acquired such Debt Security through a financial institution and (ii) that such Debt Securities are held by a financial institution that has agreed in writing to comply with the requirements of
Section 165(j)(3)(A), (B) or (C) of the Code and the regulations thereunder and that it did not purchase for offer to resell or for resale inside the United States. Each of Euro-clear and CEDEL will in such circumstances credit the interest received by it in respect of such temporary Global Debt Security to the accounts of the beneficial owners thereof (or to such other accounts as they may direct). (Section 403)

  As used herein, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

Definitive Global Securities

  Bearer Securities. If any Debt Securities of a series are issuable in definitive global bearer form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such definitive global Bearer Debt Security may exchange such interests for Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. No Bearer Debt Security delivered in exchange for a portion of a definitive Global Debt Security will be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Section 404) Principal of, premium, if any, and interest, if any, on, a definitive global Bearer Debt Security will be payable in the manner described in the applicable Prospectus Supplement.

  Book-Entry Securities. If Debt Securities of a series are to be represented by a definitive global Registered Debt Security to be deposited with or on behalf of a U.S. Depositary, such Debt Securities ("Book-Entry Debt Securities") will be represented by a definitive Global Debt Security registered in the name of the U.S. Depositary or its nominee. Upon the issuance of a definitive Global Debt Security registered in the name of the U.S. Depositary, the U.S. Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Book-Entry Debt Securities represented by such Global Debt Security to the accounts of institutions that have accounts with such depositary or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents for the sale of such Book-Entry Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of Book-Entry Debt Securities will be limited to participants or persons that may hold interests through participants. Ownership of Book-Entry Debt Securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the U.S. Depositary or its nominee for the applicable definitive Global Debt Security or by participants or persons that hold through participants. So long as the U.S. Depositary, or its nominee, is the registered owner of such global Debt Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Book-Entry Debt Securities represented by such Global Debt Security for all purposes under the Indenture. Payment of principal of, premium, if any, and interest, if any, on, Book-Entry Debt Securities will be made to the U.S. Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Debt Security representing such Book-Entry Debt Securities. Owners of Book-Entry Debt Securities will not be entitled to have such Debt Securities registered in their names in the Security Register, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form.
Such limits and such laws impair the ability to purchase or transfer Book-Entry Debt Securities.

  The Company expects that the U.S. Depositary for Book-Entry Debt Securities of a series, upon receipt of any payment of principal of, premium, if any, or interest, if any, on, the related definitive Global Debt Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Debt Security as shown on the records of such U.S. Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Debt Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.

Satisfaction and Discharge; Defeasance

  At the request of the Company, the Indenture will cease to be in effect as to the Debt Securities of any series (except for certain obligations to register the transfer or exchange of such Debt Securities and related coupons, if any, and hold moneys for payment of such Debt Securities and coupons in trust) when either (a) all such Debt Securities and coupons have been delivered to the Trustee for cancellation or (b) all such Debt Securities and coupons have become due and payable or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year, and the Company has deposited with the trustee in trust, money, in the currency, currencies or currency unit or units in which such Debt Securities are payable, in an amount sufficient to pay all the principal of, premium, if any, and interest, if any, on, such Debt Securities on the dates such payments are due in accordance with the terms of such Debt Securities. (Section 501)

  Unless otherwise specified in the applicable Prospectus Supplement, the Company, at its option, (a) will be Discharged after 91 days from any and all obligations in respect of any series of Debt Securities (except for certain obligations to register the transfer of or exchange Debt Securities and related coupons, replace stolen, lost or mutilated Debt Securities and coupons, maintain paying agencies and hold moneys for payment in trust) or
(b) need not comply with certain restrictive covenants of the Indenture in respect of such series (including those described under "Certain Covenants of the Company"), in each case if the Company deposits irrevocably with the trustee in trust, money, or, in the case of Debt Securities and coupons denominated in U.S. dollars, U.S. Government Obligations or, in the case of Debt Securities and coupons denominated in a foreign currency, Foreign Government Securities, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay in the currency or currencies or currency unit or units in which such Debt Securities are payable all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series. Among the conditions to the Company's exercising any such option, the Company is required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for United States Federal income tax purposes and that the holders of such series will be subject to United States Federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such option had not been exercised. (Section 503)

Events of Default, Notice and Waiver

  The Indenture provides that, if an Event of Default specified therein with respect to any series of Debt Securities shall have happened and be continuing, either the Trustee or the holders of 25% in principal amount of the outstanding Debt Securities of such series (in the case of certain events of bankruptcy, insolvency and reorganization, voting as one class with all other outstanding Debt Securities) may declare the principal of all the Debt Securities of such series, together with accrued interest thereon, if any, to be immediately due and payable by notice in writing to the Company (and to the Trustee if given by the holders). (Section 602)

  Events of Default in respect of any series are defined in the Indenture as being: default for 30 days in payment of any interest installment when due; default in payment of principal of, or premium, if any, on, Debt Securities of such series when due (other than any sinking fund payments) at their stated maturity, by declaration, when called for redemption or otherwise; default in the making of any sinking fund payment when due; default for 90 days after notice to the Company by the Trustee or by holders of 25% in principal amount of the outstanding Debt Securities of such series in the performance of any covenant in the Debt Securities of such series or in the Indenture with respect to Debt Securities of such series; certain events of bankruptcy, insolvency and reorganization; and any other Event of Default provided with respect to the Debt Securities of such series, if so specified in the applicable Prospectus Supplement. No Event of Default with respect to a single series of indebtedness issued under the Indenture (and any supplemental indentures) necessarily constitutes an Event of Default with respect to any other series of indebtedness issued thereunder. (Section 601)

  A default under other indebtedness of the Company will not be a default under the Indenture and a default under one series of Debt Securities will not necessarily be a default under another series.

  The Indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to the Debt Securities of any series, give to the holders of the Debt Securities of such series notice of all uncured and unwaived defaults known to it; provided that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on, or a sinking fund installment, if any, with respect to, any of the Debt Securities of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the Debt Securities of such series. The term "default" for the purpose of this provision only means the happening of any of the Events of Default specified above, except that any grace period or notice requirement is eliminated. (Section 702)

  The Indenture contains provisions entitling the Trustee, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, to be indemnified by the holders of the Debt Securities before proceeding to exercise any right or power under the Indenture at the request of holders of the Debt Securities. (Section 703)

  The Indenture provides that the holders of a majority in principal amount of the outstanding Debt Securities of any series may in certain circumstances direct the time, method and place of conducting proceedings for remedies available to the Trustee or exercising any trust or power conferred on the Trustee in respect of such series; provided that the Trustee may decline to follow any such direction if (i) such direction would involve the Trustee in personal liability or (ii) such direction would be unduly prejudicial to holders of the Debt Securities of such series not joining in such direction. (Section 612)

  The Indenture includes a covenant that the Company will file annually with the Trustee an Officers' Certificate stating whether any default exists and specifying any default that exists. (Section 1106)

  In certain cases, the holders of a majority in principal amount of the outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of such series waive any past default or Event of Default with respect to the Debt Securities of such series or compliance with certain provisions of the Indenture, except a default (i) not theretofore cured in payment of the principal of, premium, if any, or interest, if any, on, any of the Debt Securities of such series; or (ii) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of a series affected. (Section 613) The holders of a majority in principal amount of a series of outstanding Debt Securities also have certain rights to rescind any declaration of acceleration with respect to such series after all Events of Default with respect to such series not arising from such declaration shall have been cured. (Section 602)

Modification of the Indenture

  The Indenture provides that the Company and the Trustee thereunder may, without the consent of any holders of Debt Securities, enter into supplemental indentures for the purposes, among other things, of adding to the Company's covenants, adding additional Events of Default, establishing the form or terms of any series of Debt Securities issued under such supplemental indentures or curing ambiguities or inconsistencies in the Indenture or making other provisions, provided such other provisions shall not adversely affect the interests of the holders of any series of Debt Securities in any material respect. (Section 1001)

  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Debt Securities of all affected series (acting as one class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the holders of the Debt Securities of such series, except that no such supplemental indenture may, without the consent of the holders of all the outstanding Debt Securities affected thereby, among other things: (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security; (ii) reduce the principal amount of, the rate of interest on, or any premium payable upon the redemption of, any Debt Security; (iii) reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon acceleration of the Maturity thereof; (iv) change any Place of Payment where, or the currency or currencies or currency unit or units in which, any Debt Security or any premium or interest thereon is payable;
(v) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); (vi) affect adversely the terms, if any, of conversion of any Debt Security into stock or other securities of the Company or of any other corporation; (vii) reduce the percentage in principal amount of the outstanding Debt Securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture;
(viii) change any obligation of the Company, with respect to outstanding Debt Securities of a series, to maintain an office or agency in the places and for the purposes specified in the Indenture for such series; (ix) modify any of the foregoing provisions or the provisions for the waiver of certain covenants and defaults, except to increase any applicable percentage of the aggregate principal amount of outstanding Debt Securities the consent of the holders of which is required or to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the holders of a specified percentage of the aggregate principal amount of outstanding Debt Securities of such series or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Debt Security affected thereby. (Section 1002)

Waiver of Certain Covenants

  The Indenture provides that the Company may omit to comply with the restrictive covenants described above under "Certain Covenants of the Company" if the holders of not less than a majority in principal amount of all series of outstanding Debt Securities affected thereby (acting as one class) waive compliance with such restrictive covenants. (Section 1107)

Meetings

  The Indenture contains provisions for convening meetings of the holders of Debt Securities of any series. (Section 1401) A meeting may be called at any time by the Trustee under the Indenture, and also, upon request, by the Company or the holders of at least 10% in principal amount of the outstanding Debt Securities of such series, in any such case upon notice given in accordance with "Notices" below. (Section 1402) Persons entitled to vote a majority in principal amount of the outstanding Debt Securities of a series will constitute a quorum at a meeting of holders of Debt Securities of such series, except that in the absence of a quorum, if the meeting was called by the Company or the Trustee, it may be adjourned for a period of not less than 10 days, and in the absence of a quorum at any such adjourned meeting, the meeting may be further adjourned for a period of not less than 10 days. Except for any consent which must be given by the holder of each outstanding Debt Security affected thereby, as described above under "Modification of the Indenture", and subject to the provisions described in the last sentence under this subheading, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Debt Securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is equal to or less than a majority, in principal amount of outstanding Debt Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all holders of Debt Securities of that series and the related coupons. With respect to any consent, waiver or other action which the Indenture expressly provides may be given by the holders of a specified percentage of outstanding Debt Securities of all series affected thereby (acting as one class), only the principal amount of outstanding Debt Securities of any series represented at a meeting or an adjourned meeting duly reconvened at which a quorum is present as aforesaid and voting in favor of such action will be counted for purposes of calculating the aggregate principal amount of outstanding Debt Securities of all series affected thereby favoring such action. (Section 1404)

Notices

  Except as otherwise provided in the Indenture, notices to holders of Bearer Debt Securities will be given by publication at least once in a daily newspaper in The City of New York and in London and in such other city or cities as may be specified in such Bearer Debt Securities and will be mailed to such persons whose names and addresses were previously filed with the Trustee, within the time prescribed for the giving of such notice. Notices to holders of Registered Debt Securities will be given by first-class mail or by overnight courier to the addresses of such holders as they appear in the Security Register. (Section 106)

Title

  Title to any Bearer Debt Securities and any coupons appertaining thereto will pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Debt Security or related coupon and, prior to due presentment for registration of transfer, the registered owner of any Registered Debt Security (including Registered Debt Securities in global registered form), as the absolute owner thereof (whether or not such Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 407)

Replacement of Securities Coupons

  Any mutilated Debt Security and any Debt Security with a mutilated coupon appertaining thereto will be replaced by the Company at the expense of the holder upon surrender of such mutilated Debt Security or Debt Security with a mutilated coupon to the Security Registrar. Debt Securities or coupons that become destroyed, stolen or lost will be replaced by the Company at the expense of the holder upon delivery to the Security Registrar of evidence of the destruction, loss or theft thereto satisfactory to the Company and the Security Registrar; in the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced (upon surrender to the Security Registrar of the Debt Security with all appurtenant coupons not destroyed, stolen or lost) by issuance of a new Debt Security in exchange for the Debt Security to which such coupon appertains. In the case of a destroyed, lost or stolen Debt Security or coupon, an indemnity satisfactory to the Security Registrar and the Company may be required at the expense of the holder of such Debt Security or coupon before a replacement Debt Security will be issued. Notwithstanding the foregoing, if such new Debt Security is a Bearer Security, such Debt Security shall be delivered only outside the United States. (Section 405)

Governing Law

  The Indenture, the Debt Securities and the coupons will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

  The Company may from time to time maintain lines of credit, and have other customary banking relationships, with State Street Bank and Trust Company, the Trustee under the Indenture, State Street Bank and Trust Company, N.A., an affiliate of the Trustee, or with either of their affiliates. State Street Bank and Trust Company, as successor to The First National Bank of Boston, also serves as the indenture trustee with respect to the Company's Indenture dated as of December 15, 1991, providing for an unlimited amount of debt securities and under which are issued and outstanding the Company's 7-1/4% Notes due January 15, 1997 and 8% Notes due March 15, 1999. Boston EquiServe, L.P., a joint venture of which the Trustee is an affiliate, serves as Transfer Agent and Registrar for the Company's Common Stock.


                    PLAN OF DISTRIBUTION

  The Company may sell the Debt Securities in any of three ways: (i) through underwriters, (ii) through agents or (iii) directly to a limited number of institutional purchasers or to a single purchaser. The Prospectus Supplement with respect to each series of Debt Securities will set forth the terms of the offering of the Debt Securities of such series, including the name or names of any underwriters, the purchase price and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the Debt Securities of such series may be listed.

  If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Debt Securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase Debt Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Debt Securities of a series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  Debt Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  If so indicated in the Prospectus Supplement, the Company will authorize agents or underwriters to solicit offers by certain types of institutions to purchase Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

  Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

  Each series of Debt Securities will be a new issue of securities with no established trading market. Any underwriters to whom Debt Securities are sold by the Company for public offering and sale may make a market in such Debt Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Debt Securities.


                          EXPERTS

  The consolidated financial statements of the Company and its subsidiaries as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The report of KPMG Peat Marwick LLP dated January 30, 1996 refers to a change in 1993 in the method of accounting for income taxes and for certain postretirement and postemployment benefits.

  With respect to the unaudited interim financial information for the periods ended March 31, 1996 and April 2, 1995, June 30, 1996 and July 2, 1995 and September 29, 1996 and October 1, 1995, incorporated by reference herein, the independent certified public accountants have reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 29, 1996, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because their report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of such Act.

                          PART II

           INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following is an itemization of all expenses (subject to future contingencies) incurred or expected to be incurred by the Company in connection with this Registration Statement.


SEC registration fee...............  $129,327*
Legal fees and expenses............   147,000
Accounting fees and expenses.......    10,000
Trustee's fees.....................    15,000
Printing and engraving fees........     8,000
Rating Agency Fees.................   175,000
Blue Sky fees and expenses.........     5,000
Miscellaneous expenses.............    10,673
                                     --------
Total                                $500,000
                                     ========
______________________
* In addition, the Company has previously paid an SEC registration fee of $31,250 in connection with the amount of securities
($100,000,000 as of November 1, 1996) eligible to be sold under and being carried forward from the Prior Registration Statement.



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

  As permitted by Section 102 of the Delaware General Corporation Law (the "DGCL"), the Company's Restated Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Company and its stockholders arising from a breach of a director's fiduciary duty, except for liability with respect to an illegal dividend or stock repurchase or liability for a breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction in which the director derived an improper personal benefit. The effect of this provision in the Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above.

  The Company's By-Laws provide that, to the extent not inconsistent with Delaware or other applicable law in effect from time to time, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

  The Company's By-Laws also provide that, to the extent not inconsistent with Delaware or other applicable law in effect from time to time, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

  Generally, a director will be entitled to be indemnified against a claim if a majority of the directors who are not parties to the relevant legal proceedings, independent legal counsel or the stockholders determine that the director acted under such standards.

  The Company's By-Laws further provide that to the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by the By-Laws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the Company is empowered to purchase and maintain insurance on behalf of a person who is or was acting in any of the capacities set forth above against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such Liabilities under the By-Laws.

  Section 145 of the DGCL similarly provides for indemnification by the Company of its directors and officers and certain other persons.

  The Company maintains policies of insurance under which directors, officers and certain employees of the Company and its subsidiaries are insured, subject to certain specific exclusions and deductible maximum amounts, against loss arising from any civil claim which may be made against them, or any of them, arising out of any misstatement, misleading statement, omission or other act done or alleged to have been done, or wrongfully attempted, while acting in their representative capacities.

ITEM 16.  EXHIBITS

  The following exhibits are filed as part of this Registration Statement:

Exhibit No.                          Description

1       Proposed Form of Distribution Agreement.*
4.1     Form of Indenture between the Company and State Street
        Bank and Trust Company, as Trustee.*
4.2     Form of Fixed Rate Medium-Term Note (included in Exhibit 4.1)
4.3     Form of Floating Rate Medium-Term Note (included in Exhibit 4.1)
4.4 Form of Fixed Rate Security with and without Redemption Provision (included in Exhibit 4.1).
5       Opinion of Cravath, Swaine & Moore as to the legality
        of the securities being registered hereby.*
12      Statement re computation of earnings to fixed charges.*
15      Letter re unaudited interim financial information.*
23.1    Consent of KPMG Peat Marwick LLP.*
23.2    Consent of Cravath, Swaine, & Moore (included in Exhibit 5).*
24      Powers of Attorney (included in the signature pages
        to the Registration Statement).*
25      Form T-1 Statement of Eligibility and Qualification of Trustee.*

      ___________________
      * Filed electronically herewith.

                         SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on October 22, 1996.


                                    POLAROID CORPORATION,

                                     by    /s/ Gary T. DiCamillo
                                       ----------------------------

                                       Name:    Gary T. DiCamillo
                                       Title:   Chairman of the Board
                                                and Chief Executive Officer

  Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Gary T. DiCamillo, William J. O'Neill, Jr. and Thomas M. Lemberg, severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments to this Registration Statement and Registration Statement
No. 33-44661 of the Registrant, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, severally, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof, all on October 22, 1996.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on October 22, 1996.

      Signature                     Title
      ---------                     -----

/s/ Gary T. DiCamillo               Chairman of the Board
---------------------------         and Chief Executive Officer
Gary T. DiCamillo                   (Chief Executive Officer)

/s/ Ralph E. Gomory                 Director
---------------------------
Ralph E. Gomory

/s/ Frank S. Jones                  Director
---------------------------
Frank S. Jones

/s/ John W. Loose                   Director
---------------------------
John W. Loose

      Signature                      Title
      ---------                      -----

/s/ Albin F. Moschner               Director
---------------------------
Albin F. Moschner

/s/ Henry Necarsulmer               Director
---------------------------
Henry Necarsulmer


/s/ Kenneth H. Olsen                Director
---------------------------
Kenneth H. Olsen

/s/ Ronald F. Olsen                 Director
---------------------------
Ronald F. Olsen

/s/ Lester Pollack                  Director
---------------------------
Lester Pollack

/s/ Charles P. Slichter             Director
---------------------------
Charles P. Slichter

/s/ Ralph Z. Sorenson               Director
---------------------------
Ralph Z. Sorenson


/s/ Delbert C. Staley               Director
---------------------------
Delbert C. Staley

/s/ Bernee D. L. Strom              Director
---------------------------
Bernee D. L. Strom


/s/ Alfred M. Zeien                 Director
---------------------------
Alfred M. Zeien

/s/ William J. O'Neill, Jr.         Executive Vice President
---------------------------         and Chief Financial Officer
William J. O'Neill, Jr.            (Principal Financial Officer)

/s/ Carl L. Lueders                 Vice President and Controller
---------------------------        (Controller)
Carl L. Lueders